Exhibit 99.1

PULASKI FINANCIAL REPORTS 49% GROWTH IN DILUTED EARNINGS PER
SHARE FOR FISCAL 2013 VERSUS FISCAL 2012

Highlights for the Year

•                  Return on average assets for 2013 at 1.06% versus 0.75% in 2012

•                  Return on average common equity for 2013 at 12.41% versus 8.75% in 2012

•                  Noninterest Income up 20% to $18.8 million in 2013 versus $15.7 million in 2012

•                  Non-performing assets drop 44.6% to 2.65% of total assets

•                  Internal adversely classified assets decreased to only 35% of regulatory capital plus the allowance for loan losses

ST. LOUIS, October 29, 2013 —Pulaski Financial Corp. (Nasdaq Global Select: PULB, “the Company”) reported net income available to common shareholders for the quarter ended September 30, 2013 of $3.0 million, or $0.27 per diluted common share—a 17.4% increase over the $2.5 million, or $0.23 per diluted common share, reported for the fourth fiscal quarter of 2012.  For the full fiscal year ended September 30, 2013, the Company reported net income available to common shareholders of $12.2 million, or $1.10 per diluted common share—an increase of 49% over the net income of $8.1 million, or $0.74 per diluted common share, reported for fiscal 2012.

Earnings for the quarter were marked by a significant decrease in credit costs as the Company continued to see improvement in asset quality. The level of non-performing assets decreased for the eleventh consecutive quarter, resulting in a 73% decline in total credit costs compared with the same quarter last year.

Emblematic of the continued improvement in credit quality, nonperforming assets dropped to only 2.65% of total assets at September 30, 2013.  Excluding current but restructured loans, this ratio dropped to just 1.77% of total assets.  Internal adversely classified assets fell to only 35% of regulatory capital plus the allowance for loan losses.

Noninterest income continued to be a strong contributor to profitability as mortgage revenues for the quarter were $2.8 million, essentially equal to the year ago period.  For the year, mortgage revenues were up approximately 41% to $12.3 million.

Driven largely by the changes in credit costs and noninterest income, the Company reported sharply higher returns for fiscal 2013 relative to fiscal 2012.  The return on average assets increased to 1.06%—up 41% from 0.75% reported for fiscal 2012.  The average return on common equity increased to 12.41%—up 42% from 8.75% reported for fiscal 2012.

The Company also continued to implement its capital management strategy by repurchasing $8 million in par value of its preferred stock during fiscal 2013.  This activity left a remaining balance of $17.3 million outstanding at September 30, 2013—or only about half the amount originally issued.

Gary Douglass, President and Chief Executive Officer, commented, “We are very pleased with our fourth fiscal quarter and full year results.  For 2013, our plan focused upon improving our asset quality, increasing noninterest income and growing our commercial lending business.  While our legacy residential portfolio continues to shrink, our commercial portfolio grew 8.8% to $642 million.  With a particular focus on the commercial and industrial business, that portion of our portfolio grew 18% to $233 million.  All in all, we believe our execution during 2013 positions us well for continued growth in 2014, which promises to be a challenging environment for banking in general.”

Douglass continued, “Looking forward to fiscal 2014, our focus will be on countering any negative trends in the industry such as higher interest rates, which will reduce overall mortgage lending nationally.  Due to our leadership position within the St. Louis and Kansas City markets, and our strong realtor relationships, we were able to achieve a 25% increase over the same quarter last year in loans originated to finance home purchases.  By growing our sales force, adding additional loan production offices in surrounding Midwest markets, and by exploiting our relative advantage in the purchase money mortgage market, we believe we can replace much of the revenue lost from a shrinking refinance market.

To accomplish our overall growth objectives, we will also be focused on continuing to expand our commercial franchise through an increased sales staff and a renewed focus on asset production.  Resources once dedicated to improving asset quality can now be redirected toward growing the business.”

Douglass concluded, “Along with increased efficiencies in our delivery systems, we believe these initiatives will enable us to generate another year of solid earnings growth in 2014.”

Conference Call Tomorrow

Pulaski Financial’s management will discuss fourth fiscal quarter results and other developments tomorrow, October 30, 2013, during a conference call beginning at 11 a.m. EDT (10 a.m. CDT).  The call will also be simultaneously webcast and archived for three months at:  http://pulaskibank.com/corporate-profile.aspx.  Participants in the conference call may dial 877-473-3757, conference ID 42950366, a few minutes before the start time. The call will also be available for replay through November 30, 2013 at 855-859-2056 or 404-537-3406, conference ID 42950366.

About Pulaski Financial

Pulaski Financial Corp., operating in its 91st year through its subsidiary, Pulaski Bank, offers a full line of quality retail and commercial banking products through 13 full-service branch offices in the St. Louis metropolitan area.  The Bank also offers mortgage loan products through loan production offices in the St. Louis and Kansas City metropolitan areas, mid-Missouri, southwestern Missouri, eastern Kansas, Omaha, Nebraska, and Council Bluffs, Iowa. The Company’s website can be accessed at www.pulaskibank.com.

This news release may contain forward-looking statements about Pulaski Financial Corp., which the Company intends to be covered under the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.  Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of the Company. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. You are cautioned that forward-looking statements involve uncertainties, and important factors could cause actual results to differ materially from those anticipated, including changes in general business and economic conditions, changes in interest rates, legal and regulatory developments, increased competition from both banks and non-banks, changes in customer behavior and preferences,  and effects of critical accounting policies and judgments. For discussion of these and other risks that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended September 30, 2012 on file with the SEC, including the sections entitled “Risk Factors.”  These risks and uncertainties should be considered in

2

evaluating forward-looking statements and undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

For Additional Information Contact:

Paul Milano

Chief Financial Officer

Pulaski Financial Corp.

(314) 878-2210

Tables follow...

3

PULASKI FINANCIAL CORP.

CONDENSED STATEMENTS OF INCOME

(Unaudited)

	(Dollars in thousands except per share data)
	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2013	2012
Interest income	$12,117	$12,707	$13,411
Interest expense	1,406	1,545	1,963

Net interest income	10,711	11,162	11,448
Provision for loan losses	500	1,800	2,950

Net interest income after provision for loan losses	10,211	9,362	8,498

Retail banking fees	1,050	998	1,124
Mortgage revenues	2,752	3,444	2,779
Investment brokerage revenues	231	185	282
Other	471	287	446
Total non-interest income	4,504	4,914	4,631

Salaries and employee benefits	4,354	4,414	3,966
Occupancy, equipment and data processing expense	2,543	2,664	2,450
Advertising	157	157	138
Professional services	600	569	411
Real estate foreclosure losses and expense, net	644	112	1,256
FDIC deposit insurance premium expense	276	265	439
Other	908	617	668
Total non-interest expense	9,482	8,798	9,328

Income before income taxes	5,233	5,478	3,801
Income tax expense	1,877	1,870	1,129
Net income after tax	3,356	3,608	2,672
Expense (benefit) from repurchase of preferred stock, net	(20)	43	365
Preferred stock dividends	(342)	(388)	(493)
Earnings available to common shares	$2,994	$3,263	$2,544

Annualized Performance Ratios
Return on average assets	1.07%	1.11%	0.82%
Return on average common equity	11.80%	13.08%	10.80%
Interest rate spread	3.54%	3.54%	3.61%
Net interest margin	3.65%	3.65%	3.75%

SHARE DATA
Weighted average shares outstanding - basic	10,922,253	10,914,913	10,742,660
Weighted average shares outstanding - diluted	11,181,889	11,147,049	11,019,007
Basic earnings per common share	$0.27	$0.30	$0.24
Diluted earnings per common share	$0.27	$0.29	$0.23
Dividends per common share	$0.095	$0.095	$0.095

PULASKI FINANCIAL CORP.

CONDENSED STATEMENTS OF INCOME, Continued

(Unaudited)

	(Dollars in thousands except per share data)
	Twelve Months Ended September 30,
	2013	2012
Interest income	$51,614	$55,708
Interest expense	6,445	8,678

Net interest income	45,169	47,030
Provision for loan losses	5,740	14,450

Net interest income after provision for loan losses	39,429	32,580

Retail banking fees	4,195	4,106
Mortgage revenues	12,332	8,773
Investment brokerage revenues	974	1,402
Other	1,269	1,423
Total non-interest income	18,770	15,704

Salaries and employee benefits	17,747	15,263
Occupancy, equipment and data processing expense	10,112	9,290
Advertising	545	519
Professional services	2,524	2,084
Real estate foreclosure losses and expenses, net	2,210	3,039
FDIC deposit insurance premiums	1,252	1,757
Other	2,853	2,239
Total non-interest expense	37,243	34,191

Income before income taxes	20,956	14,093
Income tax expense	7,211	4,263
Net income after tax	13,745	9,830
Benefit from repurchase of preferred stock, net	22	365
Preferred stock dividends	(1,542)	(2,048)
Earnings available to common shares	$12,225	$8,147

Annualized Performance Ratios
Return on average assets	1.06%	0.75%
Return on average common equity	12.41%	8.75%
Interest rate spread	3.59%	3.71%
Net interest margin	3.71%	3.86%

SHARE DATA
Weighted average shares outstanding - basic	10,892,136	10,679,091
Weighted average shares outstanding - diluted	11,132,941	10,993,862
Basic earnings per common share	$1.12	$0.76
Diluted earnings per common share	$1.10	$0.74
Dividends per common share	$0.38	$0.38

PULASKI FINANCIAL CORP.

BALANCE SHEET DATA

(Unaudited)

	(Dollars in thousands)
	September 30,	June 30,	September 30,
	2013	2013	2012
Total assets	$1,281,754	$1,348,402	$1,347,517
Loans receivable, net	995,018	1,001,095	975,728
Allowance for loan losses	18,306	18,581	17,117
Mortgage loans held for sale, net	70,473	144,636	180,575
Investment securities	43,211	41,014	27,578
FHLB stock	4,777	6,552	5,559
Cash and cash equivalents	86,309	69,555	62,335
Deposits	1,010,812	1,042,900	1,081,698
Borrowed Money	113,483	145,877	109,981
Subordinated debentures	19,589	19,589	19,589
Stockholders’ equity - preferred	17,310	23,225	24,976
Stockholders’ equity - common	102,683	100,068	93,191
Total book value per common share	$8.99	$8.80	$8.21
Tangible book value per common share	$8.65	$8.46	$7.86
Regulatory capital ratios - Pulaski Bank only: (1)
Tier 1 leverage capital (to average assets)	10.31%	10.08%	9.63%
Total risk-based capital (to risk-weighted assets)	14.34%	14.15%	13.58%

(1) September 30, 2013 regulatory capital ratios are estimated.

	September 30,	June 30,	September 30,
	2013	2013	2012
LOANS RECEIVABLE
Single-family residential:
Residential first mortgage	$212,357	$213,650	$211,760
Residential second mortgage	43,208	43,181	42,091
Home equity lines of credit	110,906	121,760	143,931
Total single-family residential	366,471	378,591	397,782
Commercial:
Commercial and multi-family real estate	348,003	341,778	323,334
Land acquisition and development	40,430	45,533	47,263
Real estate construction and development	20,548	21,227	21,907
Commercial and industrial	233,179	228,071	197,755
Total commercial	642,160	636,609	590,259
Consumer and installment	2,761	2,124	2,674
	1,011,392	1,017,324	990,715
Add (less):
Deferred loan costs	3,188	3,147	3,116
Loans in process	(1,256)	(795)	(986)
Allowance for loan losses	(18,306)	(18,581)	(17,117)
Total	$995,018	$1,001,095	$975,728

Weighted average rate at end of period	4.45%	4.57%	4.92%

	September 30, 2013		June 30, 2013		September 30, 2012
		Weighted		Weighted		Weighted
		Average		Average		Average
		Interest		Interest		Interest
	Balance	Rate	Balance	Rate	Balance	Rate
	(Dollars in thousands)
DEPOSITS
Demand Deposit Accounts:
Non-interest-bearing checking	$168,033	0.00%	$172,358	0.00%	$173,374	0.00%
Interest-bearing checking	237,362	0.10%	250,655	0.09%	276,542	0.14%
Savings accounts	39,845	0.13%	39,288	0.13%	37,258	0.14%
Money market	206,927	0.26%	192,252	0.26%	149,194	0.26%
Total demand deposit accounts	652,167	0.13%	654,553	0.12%	636,368	0.13%

Certificates of Deposit:
Retail	313,217	0.84%	331,938	0.92%	365,848	1.17%
CDARS	45,428	0.28%	56,409	0.29%	79,483	0.34%
Total certificates of deposit	358,645	0.77%	388,347	0.83%	445,331	1.02%
Total deposits	$1,010,812	0.35%	$1,042,900	0.39%	$1,081,699	0.50%

PULASKI FINANCIAL CORP.

RESIDENTIAL MORTGAGE LOAN ACTIVITY

(Unaudited)

RESIDENTIAL MORTGAGE LOANS ORIGINATED FOR SALE

	2013			2012
	Mortgage	Home		Mortgage	Home
	Refinancings	Purchases	Total	Refinancings	Purchases	Total
	(In thousands)
First quarter	$230,399	$149,241	$379,640	$238,393	$132,843	$371,236
Second quarter	186,515	123,009	309,524	190,436	118,288	308,724
Third quarter	133,380	224,655	358,035	150,778	199,770	350,548
Fourth quarter	44,144	202,571	246,715	218,931	161,730	380,661
Total	$594,438	$699,476	$1,293,914	$798,538	$612,631	$1,411,169

RESIDENTIAL MORTGAGE LOANS SOLD TO INVESTORS

	2013			2012
			Net			Net
	Loans	Mortgage	Profit	Loans	Mortgage	Profit
	Sold	Revenues	Margin	Sold	Revenues	Margin
	(Dollars in thousands)
First quarter	$367,388	$2,988	0.81%	$328,582	$1,686	0.51%
Second quarter	349,870	3,148	0.90%	309,121	1,897	0.61%
Third quarter	354,544	3,444	0.97%	342,158	2,410	0.70%
Fourth quarter	323,979	2,752	0.85%	342,619	2,780	0.81%
Total	$1,395,781	$12,332	0.88%	$1,322,480	$8,773	0.66%

PULASKI FINANCIAL CORP.

NONPERFORMING ASSETS

(Unaudited)

	(In thousands)
	September 30,	June 30,	September 30,
	2013	2013	2012
NON-PERFORMING ASSETS
Non-accrual loans:
Residential real estate first mortgages	$5,335	$3,675	$4,248
Residential real estate second mortgages	442	815	610
Home equity lines of credit	2,124	2,588	1,613
Commercial and multi-family real estate	1,774	2,467	6,119
Real estate construction and development	—	—	358
Commercial and industrial	—	3,580	4,412
Consumer and other	78	1	102
Total non-accrual loans	9,753	13,126	17,462

Troubled debt restructured: (1)
Current under the restructured terms:
Residential real estate first mortgages	5,169	5,549	11,809
Residential real estate second mortgages	904	780	1,473
Home equity lines of credit	498	647	1,266
Commercial and multi-family real estate	2,585	6,476	6,388
Land acquisition and development	43	44	—
Real estate construction and development	23	44	34
Commercial and industrial	2,055	675	1,186
Consumer and other	28	31	42
Total current troubled debt restructurings	11,305	14,246	22,198
Past due under restructured terms:
Residential real estate first mortgages	3,974	2,155	5,463
Residential real estate second mortgages	155	357	166
Home equity lines of credit	178	169	542
Commercial and multi-family real estate	1,652	1,838	1,607
Land acquisition and development	19	—	39
Commercial and industrial	572	1,298	—
Total past due troubled debt restructurings	6,550	5,817	7,817
Total troubled debt restructurings	17,855	20,063	30,015
Total non-performing loans	27,608	33,189	47,477
Real estate acquired in settlement of loans:
Residential real estate	3,019	5,853	2,651
Commercial real estate	3,376	3,898	11,301
Total real estate acquired in settlement of loans	6,395	9,751	13,952
Total non-performing assets	$34,003	$42,940	$61,429

(1)         Troubled debt restructured includes non-accrual loans totaling $17.9 million, $20.1 million and $30.0 million at September 30, 2013, June 30, 2013 and September 30, 2012, respectively.  These totals are not included in non-accrual loans above.

PULASKI FINANCIAL CORP.

ALLOWANCE FOR LOAN LOSSES AND ASSET QUALITY RATIOS

(Unaudited)

	(Dollars in thousands)
	Three Months		Twelve Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012
ALLOWANCE FOR LOAN LOSSES
Allowance for loan losses, beginning of period	$18,581	$18,001	$17,117	$25,714
Provision charged to expense	500	2,950	5,740	14,450
Charge-offs:
Residential real estate loans:
First mortgages	434	1,447	3,364	8,035
Second mortgages	555	872	1,633	2,696
Home equity	496	1,938	2,402	6,029
Total residential real estate loans	1,485	4,257	7,399	16,760
Commercial loans:
Commercial and multi-family real estate	10	57	1,013	4,055
Land acquisition & development	49	—	73	262
Real estate construction and development	—	—	260	298
Commercial and industrial loans	—	42	484	2,067
Total commercial loans	59	99	1,830	6,682
Consumer and other	22	(288)	106	215
Total charge-offs	1,566	4,068	9,335	23,657
Recoveries:
Residential real estate loans:
First mortgages	21	40	80	81
Second mortgages	79	61	232	103
Home equity	235	47	544	150
Total residential real estate loans	335	148	856	334
Commercial loans:
Commercial and multi-family real estate	419	54	1,638	119
Land acquisition & development	1	1	23	8
Real estate construction and development	3	—	1,800	10
Commercial and industrial	21	24	421	117
Total commercial loans	444	79	3,882	254
Consumer and other	12	7	46	21
Total recoveries	791	234	4,784	610
Net charge-offs	775	3,834	4,551	23,047
Balance, end of period	$18,306	$17,117	$18,306	$17,117

	September 30,	June 30,	September 30,
	2013	2013	2012
ASSET QUALITY RATIOS
Non-performing loans as a percent of total loans	2.73%	3.26%	4.79%
Non-performing loans excluding current troubled debt restructurings as a percent of total loans	1.61%	1.86%	2.55%
Non-performing assets as a percent of total assets	2.65%	3.18%	4.56%
Non-performing assets excluding current troubled debt restructurings as a percent of total assets	1.77%	2.13%	2.91%
Allowance for loan losses as a percent of total loans	1.81%	1.83%	1.73%
Allowance for loan losses as a percent of non-performing loans	66.31%	55.99%	36.05%
Allowance for loan losses as a percent of non-performing loans excluding current troubled debt restructurings and related allowance for loan losses	106.56%	92.30%	65.56%

PULASKI FINANCIAL CORP.

AVERAGE BALANCE SHEETS

(Unaudited)

	(Dollars in thousands)
	Three Months Ended
	September 30, 2013			September 30, 2012
		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost
Interest-earning assets:
Loans receivable	$1,011,619	$11,081	4.38%	$1,000,200	$11,807	4.72%
Mortgage loans held for sale	97,804	950	3.89%	171,305	1,502	3.51%
Other interest-earning assets	63,003	86	0.55%	49,680	102	0.82%
Total interest-earning assets	1,172,426	12,117	4.13%	1,221,185	13,411	4.39%
Non-interest-earning assets	82,206			89,511
Total assets	$1,254,632			$1,310,696

Interest-bearing liabilities:
Deposits	$850,366	$1,035	0.49%	$925,221	$1,589	0.69%
Borrowed money	95,418	371	1.55%	75,222	374	1.98%
Total interest-bearing liabilities	945,784	1,406	0.59%	1,000,443	1,963	0.78%
Non-interest-bearing deposits	171,722			171,189
Non-interest-bearing liabilities	15,446			16,461
Stockholders’ equity	121,680			122,603
Total liabilities and stockholders’ equity	$1,254,632			$1,310,696
Net interest income		$10,711			$11,448
Interest rate spread			3.54%			3.61%
Net interest margin			3.65%			3.75%

	(Dollars in thousands)
	Twelve Months Ended
	September 30, 2013			September 30, 2012
		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost
Interest-earning assets:
Loans receivable	$1,006,003	$46,044	4.58%	$1,021,439	$49,961	4.89%
Mortgage loans held for sale	152,340	5,170	3.39%	146,269	5,338	3.65%
Other interest-earning assets	58,745	400	0.68%	51,548	409	0.79%
Total interest-earning assets	1,217,088	51,614	4.24%	1,219,256	55,708	4.57%
Non-interest-earning assets	83,534			88,681
Total assets	$1,300,622			$1,307,937

Interest-bearing liabilities:
Deposits	$899,241	$4,965	0.55%	$937,063	$7,193	0.77%
Borrowed money	91,621	1,480	1.62%	71,490	1,485	2.08%
Total interest-bearing liabilities	990,862	6,445	0.65%	1,008,553	8,678	0.86%
Noninterest-bearing deposits	172,814			160,331
Noninterest-bearing liabilities	14,915			15,057
Stockholders’ equity	122,031			123,996
Total liabilities and stockholders’ equity	$1,300,622			$1,307,937
Net interest income		$45,169			$47,030
Interest rate spread			3.59%			3.71%
Net interest margin			3.71%			3.86%

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